SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                           ELITE PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

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


FOR IMMEDIATE RELEASE

              ELITE PHARMACEUTICALS ANNOUNCES END TO PROXY CONTEST



         Northvale, New Jersey (October 21, 2002) - Elite Pharmaceuticals, Inc. (AMEX: ELI) announced today that Harris Freedman, Sharon Will and Michael H. Freedman and their affiliates (the Freedman Group) have agreed to terminate their contest for control of Elite's Board of Directors. Under the terms of the agreement, the Freedman Group agreed to terminate its solicitation efforts and to support the election of the seven individuals nominated by Elite's Board of Directors for election at Elite's annual meeting of stockholders, currently scheduled for December 12, 2002.

         Pursuant to the terms of the agreement, Elite has agreed to commence promptly an exchange offer pursuant to which holders of Elite's Class A Warrants expiring on November 30, 2002 will have the opportunity to exchange those warrants for new warrants upon payment to Elite of $0.10 per warrant share. The new warrants will be exercisable for the same number of shares of the Company's common stock as the existing Class A Warrants, will have an exercise price of $5.00 per share (subject to adjustment in certain circumstances) and will expire on November 30, 2005. The new warrants will not be transferable except pursuant to operation of law. The exchange offer must be registered under applicable federal and state securities laws and will only be made pursuant to an effective registration statement meeting applicable legal requirements.

         Under the agreement announced today, Elite and the Freedman Group have agreed not to take certain actions prior to the completion of the annual meeting. In addition, the parties have agreed to end all litigation relating to the election contest which commenced in August and to release each other from claims relating thereto.

         Commenting on today's announcement, Atul M. Mehta, Elite's Chairman and Chief Executive Officer said, "We are pleased to have this unfortunate chapter in our brief history behind us. We believe that an amicable resolution of these matters is in the best interests of the Company and all of our securityholders. We now look forward to re-focusing our undivided attention on the growth and management of our business."


FOR FURTHER INFORMATION, CONTACT:

Jonathan Fassberg of The Trout Group
Phone:  (212) 477-9007 Ext. 16


Source:  Elite Pharmaceuticals, Inc.
Website:  HTTP://WWW.ELITEPHARMA.COM

THIS PRESS RELEASE IS NOT A PROXY STATEMENT. THE BOARD OF DIRECTORS IS NOT SOLICITING ANY AUTHORIZATION OR PROXY THROUGH THIS PRESS RELEASE. ON OCTOBER 7, 2002, THE COMPANY FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE BOARD OF DIRECTORS EXPECTS TO FILE A DEFINITIVE PROXY STATEMENT WITH THE SEC IN THE NEAR FUTURE. PLEASE READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

YOU MAY OBTAIN FOR FREE A COPY OF THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. YOU ALSO MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT AND PROXY (WHEN THEY ARE AVAILABLE) FROM THE COMPANY AT:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                    17 STATE STREET, NEW YORK, NEW YORK 10004
                           TOLL FREE TEL: 866-297-1267
                               FAX: 212-440-9009.

INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF PERSONS WHO MAY BE DEEMED TO BE PARTICIPANTS IN OUR SOLICITATION OF PROXIES FROM THE COMPANY'S STOCKHOLDERS IS AVAILABLE IN THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC ON OCTOBER 7, 2002.